EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

THIS AGREEMENT is dated as of the 11th day of July, 2006.

BETWEEN:

MED-EMERG INTERNATIONAL INC., a corporation governed by the laws of the Province of Ontario (hereinafter, the “Corporation”)

AND:

CALIAN TECHNOLOGIES LTD., a corporation governed by the laws of Canada (hereinafter the “Investor”)

WHEREAS the Investor has agreed to pay the Corporation the sum of $2,000,000 to settle outstanding litigation between such parties (the “Settlement”);

AND WHEREAS the Investor has agreed to purchase and the Corporation has agreed to issue and sell 8,750,000 special shares, series 1 in the capital of the of the Corporation (the “Series 1 Special Shares”) to the Investor for the aggregate purchase price of $3,507,210 on the date hereof;

AND WHEREAS the Corporation has agreed to grant to the Investor certain board representation rights, registration rights and other rights all as set forth in that certain investor rights agreement dated as of the date hereof by and between the Investor and the Corporation (the “Investor Rights Agreement”);

NOW, THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties agree as follows:

ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1

Definitions

Whenever used in this Agreement, the following words and terms have the meanings set out below:

(a)

“Affiliate” has the meaning given thereto in the Business Corporations Act (Ontario) on the date hereof;

(b)

“Aggregate Share Price” has the meaning given to it in Section 2.1;

(c)

“Agreement” means this subscription agreement, including all schedules and all amendments or restatements, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

(d)

“Applicable Securities Laws” means, collectively, the United States federal and state, and the Canadian provincial securities laws applicable to the Corporation, including the regulations, rules, rulings, instruments, published policies and orders made thereunder;

(e)

“Board” means the board of directors of the Corporation;

(f)

“Business Day” means a day other than a Saturday, Sunday or any other day that is a statutory or civic holiday in the Province of Ontario;

(g)

“Claim Notice” has the meaning given to it in Section 4.3(a);

(h)

“Closing” means the completion of the issue and sale of the Shares by the Corporation to the Investor and completion of the other transactions contemplated in this Agreement;

(i)

“Closing Date” has the meaning given to it in Section 2.2;

(j)

“Common Shares” means the common shares in the capital of the Corporation or such other shares into which such common shares may be reclassified, converted, exchanged or otherwise changed;

(k)

“Contracts” means agreements, franchises, leases, and other legally binding instruments entered into by a Person;

(l)

“Control” has the meaning given thereto in the Business Corporations Act (Ontario) on the date hereof and “Controlled” shall have a corresponding meaning;

(m)

“Disclosure Letter” means that certain letter from the Corporation to the Investor delivered concurrently with this Agreement and signed by each of the Corporation and the Investor;

(n)

“Encumbrance” means, in respect of any Person, any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, consignment, lease, hypothecation, security interest granted or permitted by such Person or arising by operation of law, in respect of any such Person's property or assets, or any other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, or any title defect, adverse claim or other encumbrance and “Encumbrances”, “Encumber” and “Encumbered” shall have corresponding meanings;

(o)

“Indebtedness” means, without duplication, with respect to any Person and calculated on a consolidated or combined basis, as applicable, (i) indebtedness for borrowed money, (ii) obligations under capital leases, (iii) obligations under letters of credit, guarantees or indemnities issued in connection therewith, whether issued for the benefit of the Corporation or any Subsidiary, (vi) obligations arising pursuant to bankers' acceptance facilities or indemnities issued in connection therewith, and (v) all other contingent obligations incurred for the purpose of or having the effect of providing financial assistance to another entity, including, without limitation, guarantees, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business), obligations to purchase assets regardless of the delivery or non-delivery thereof and obligations to make advances or otherwise provide financial assistance to any other entity;

(p)

“Investor Rights Agreement” means that certain investor rights agreement dated as of the date hereof by and between the Corporation and the Investor, as the same may be amended, restated and/or supplemented from time to time;

(q)

“Material Adverse Effect” means, (i) a material adverse effect, on a consolidated basis, on the business, assets, liabilities, operations, results of operations or financial condition of the Corporation, or on the ability of the Corporation to carry on its business on a consolidated basis, or (ii) any material impairment of the ability of the Corporation to perform any of its obligations hereunder;

(r)

“Material Contract” means the Investor Rights Agreement and any Contract that (i) involves (1) capital expenditures by the Corporation in excess of $200,000 per year or (2) payments to or receipts by the Corporation in excess of $500,000 per year and that cannot be terminated on less than 60 days notice, (ii) is disclosed on the Public Record or (iii) the breach or default of which could reasonably be expected to have a Material Adverse Effect, including any Contracts of the Corporation and its Subsidiaries as of the date hereof listed on the Disclosure Letter, each as may be amended, supplemented, restated or replaced from time to time;

(s)

“Person” includes any individual, corporation, company, partnership, association state, trust or government or any agency of political subdivision of any government;

(t)

“Public Record” has the meaning given to it in Section 3.1(k);

(u)

“Series 1 Special Share Provisions” means the rights, privileges, restrictions and conditions contained in the articles of the Corporation attaching to the Series 1 Special Shares, as the same may be amended, modified or supplemented from time to time;

(v)

“Series 1 Special Shares” means the Special Shares designated as Series 1 Special Shares in the capital of the Corporation;

(w)

“Shares” has the meaning given to it in Section 2.1; and

(x)

“Subsidiaries” mean 927563 Ontario Inc., 927564 Ontario Inc., Med-Emerg Inc., Med-Emerg Heath Centres Inc., YFMC Healthcare Inc., YFMC Healthcare (Alberta) Inc., Doctors on Call Ltd., CPM Health Centres Inc., OPA Locum Direct Inc. and/or any other corporation of which the Corporation beneficially owns, directly or indirectly, more than 50% of the outstanding voting securities, and each is a “Subsidiary”.

1.2

Interpretation

For the purposes of this Agreement, except as expressly provided or unless the context requires otherwise:

(a)

the headings used throughout this Agreement are for ease of reference only and shall not in any way affect the meaning or interpretation of this Agreement;

(b)

any reference herein to a numbered or lettered part or section refers to the specified part or section of this Agreement;

(c)

“hereto”, “herein”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular part or section of this Agreement;

(d)

any words or expressions contained in this Agreement which impart the singular number include the plural number and vice versa;

(e)

any words or expressions contained in this Agreement which impart any gender include all genders;

(f)

unless otherwise specifically noted herein, all dollar amounts expressed herein refer to lawful currency of Canada; and

(g)

“knowledge” and any similar expression with regard to the knowledge or awareness of the Corporation or Investor, as the case may be, shall mean the actual, direct and personal knowledge of the officers of such company, and the knowledge of any facts that such individuals have after having made reasonable inquiry.

1.3

Proper Law and Attornment

This Agreement and all matters arising hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.  Each of the parties hereto, by the execution and delivery of this Agreement, irrevocably and unconditionally, with respect to any matter or thing arising out of or pertaining to this Agreement, hereby attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario for the determination of all matters arising pursuant to this Agreement.

ARTICLE 2
SHARE SUBSCRIPTION

2.1

Subscription for Shares

At the Closing, the Corporation shall issue and sell to the Investor, and the Investor shall purchase from the Corporation, 8,750,000 Series 1 Special Shares (the “Shares”), for an aggregate purchase price of $3,507,210 (the “Aggregate Share Price”).

2.2

Closing

The Closing shall take place at the offices of the Corporation’s legal counsel on the date of this Agreement or such other place or time determined by the Corporation and the Investor (the actual date on which the Closing takes place being the “Closing Date”).

2.3

Closing Deliveries

At the Closing:

(a)

the Corporation and the Investor shall execute and deliver all documents reasonably determined to be necessary with respect to the Settlement (which documents shall be in form and substance satisfactory to the Corporation and the Investor, each acting reasonably) and such documents shall be filed with the Ontario Superior Court of Justice by litigation counsel to the Investor (provided that evidence shall also be given satisfactory to the Corporation and its litigation counsel, each acting reasonably, that such filings have been so made and accepted for filing) and, concurrently therewith, the Investor shall pay to the Corporation the amount of $2,000,000 by delivery to the Corporation of a certified cheque, bank draft or wire transfer of immediately available funds;

(b)

upon satisfaction of the other conditions in this Section 2.3 to be satisfied by the Corporation, the Investor shall pay the Aggregate Share Price for the Shares as follows:

(i)

by delivery to the Corporation of a certified cheque, bank draft or wire transfer of immediately available funds in the amount of the Aggregate Share Price less the amount of $1,753,605 to be paid into escrow as provided in section 3.1(b) of the Investor Rights Agreement; and

(ii)

by delivery to the Investor’s counsel, in its capacity as escrow agent (the “Escrow Agent”), of certified cheque, bank draft or wire transfer of immediately available funds in the amount of $1,753,605 payable to the Escrow Agent in trust to be dealt with in accordance with the terms and conditions of the escrow agreement specified in section 3.1(b) of the Investor Rights Agreement (the “Escrow Agreement”);

(c)

upon satisfaction of the other conditions in this Section 2.3 to be satisfied by the Investor, the Corporation shall issue the Shares to the Investor;

(d)

the Corporation and the Investor shall duly execute and deliver the Investor Rights Agreement;

(e)

the Corporation shall deliver to the Investor each of the following documents, together with other documents reasonably requested by the Investor and customary for a transaction involving the private placement of convertible securities:

(i)

a certificate of status of the Corporation issued by the Ministry of Consumer and Business Services (Ontario) dated no earlier than the Business Day immediately preceding the Closing Date;

(ii)

a certificate of the Corporation’s President or another authorized senior officer of the Corporation, dated as of the Closing Date, certifying: (A) an attached copy of the Corporation’s articles of incorporation together with all amendments; (B) an attached copy of the Corporation’s current by-laws; and (C) an attached copy of the resolutions of the Board, with respect to the transactions contemplated by this Agreement or otherwise to be effected at the Closing; and

(iii)

a written legal opinion of counsel to the Corporation dated the Closing Date in form and substance satisfactory to the Investor, the Corporation and their respective counsel, acting reasonably;

(f)

the Investor shall deliver to the Corporation each of the following documents, together with other documents reasonably requested by the Corporation and customary for a transaction involving the private placement of convertible securities:

(i)

a certificate of compliance of the Investor issued by Industry Canada dated no earlier than the Business Day immediately preceding the Closing Date;

(ii)

a certificate of the Investor’s President or another authorized senior officer of the Investor, dated as of the Closing Date, certifying: (A) an attached copy of the Investor’s articles of incorporation together with all amendments; (B) an attached copy of the Investor’s current by-laws; and (C) an attached copy of the resolutions of the board of directors of the Investor, with respect to the transactions contemplated by this Agreement or otherwise to be effected at the Closing; and

(iii)

a written legal opinion of counsel to the Investor dated the Closing Date  in form and substance satisfactory to the Investor, the Corporation and their respective counsel, acting reasonably.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1

Corporation’s Representations and Warranties

Except as otherwise disclosed in the Disclosure Letter, the Corporation hereby represents and warrants as of the date hereof, and covenants to and with the Investor and acknowledges that the Investor is relying upon such representations, warranties and covenants (which representations, warranties and covenants shall survive the date hereof) that:

(a)

each of the Corporation and the Subsidiaries is duly organized and validly existing under the laws of its respective jurisdictions of incorporation; each is duly registered, licensed or qualified as an extra-provincial corporation in each jurisdiction where it carries on business or where the failure to be so registered, licensed or qualified will result in a Material Adverse Effect; other than the Subsidiaries, each of which is wholly-owned by the Corporation, the Corporation has no other subsidiaries;

(b)

the Corporation has the corporate power, capacity and authority to enter into, and to perform its obligations under, this Agreement; this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights and to the fact that specific performance is an equitable remedy available only in the discretion of the court; all agreements executed and delivered by the Corporation pursuant to this Agreement have been duly authorized, executed and delivered by the Corporation and are valid and binding obligations of it, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights and to the fact that specific performance is an equitable remedy available only in the discretion of the court;

(c)

each of the Corporation and the Subsidiaries has the corporate power and capacity to own or lease its assets and to carry on its business as now conducted by it;

(d)

the Corporation and each Subsidiary has good title to its respective assets, free and clear of any Encumbrances other than those which do not give rise to a Material Adverse Effect and no Person has any agreement or right to acquire an interest in such assets;

(e)

the issue of the Shares and the performance by the Corporation of its other obligations contemplated hereby do not require the approval or consent of any governmental authority having jurisdiction, except such as has already been obtained or as contemplated by the Investor Rights Agreement, and will not result in a breach of, and does not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and does not and will not conflict with, (i) any of the terms, conditions or provisions of the constating documents or by-laws or resolutions of the shareholders and directors of the Corporation or the Subsidiaries or any Material Contract; (ii) any statute, rule or regulation applicable to the Corporation or the Subsidiaries; and (iii) any judgment decree or order binding the Corporation, the Subsidiaries or the property or assets of the Corporation or the Subsidiaries;

(f)

the authorized capital of the Corporation consists of an unlimited number of preferred shares, an unlimited number of special shares issuable in series and an unlimited number of Common Shares, of which, as at the date hereof 58,277,696 Common Shares (and no other shares) are issued and outstanding as fully paid and non-assessable and, based solely upon information contained in publicly available filings with the United States Securities and Exchange Commission and the Ontario Securities Commission, the Disclosure Letter lists each holder of more than 5% of outstanding Common Shares; all of the issued shares of each Subsidiary are owned by the Corporation and all such issued and outstanding securities of the Corporation and each Subsidiary have been validly issued and are outstanding as fully paid and non-assessable; none of the Corporation nor any Subsidiary is party to, and to the knowledge of the Corporation there are not, any shareholders agreements, pooling agreements, voting trusts or other agreements or understandings with respect to the voting of any securities of the Corporation or of any Subsidiary; other than as disclosed in the Disclosure Letter, there are no agreements, options, warrants, rights of conversion or other rights pursuant to which either the Corporation or any Subsidiary is, or may become, obligated to issue any shares or any securities convertible or exchangeable, directly or indirectly, into any shares of the Corporation or any Subsidiary, respectively;

(g)

the Shares issuable hereunder to the Investor, when issued to the Investor, shall be (i) fully-paid and non-assessable shares in the capital of the Corporation, (ii) issued in compliance with all Applicable Securities Laws (based and relying upon and assuming the truth and accuracy of the Investor’s representations and warranties herein), and (iii) issued free of any pre-emptive right, resale right, right of first refusal or similar right;

(h)

the Common Shares issuable upon the due conversion of the Shares, pursuant to their terms, shall be fully-paid and non-assessable shares in the capital of the Corporation;

(i)

no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued and, to the knowledge of the Corporation, no proceedings for this purpose have been instituted or are pending;

(j)

there is no requirement for the Corporation to make any filing with, give notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of any governmental or regulatory authority or third party as a condition to the execution, delivery and performance of this Agreement by the Corporation except the filing with the Ontario Securities Commission of a report on Form 45-106F1 or similar filings required on the issue of the Shares, each prepared and executed in accordance with National Instrument 45-106 of the Canadian Securities Administrators and accompanied by the prescribed fees, timely disclosure reports prescribed by Applicable Securities Laws (including, without limitation, a report filed on Form 8-K in the United States) and complying with the requirements imposed by the OTC Bulletin Board, if any, as a condition to the listing of the Common Shares issuable upon conversion of the Shares;

(k)

the Corporation and each Subsidiary is current and up-to-date with all filings required to be made by it under the corporate laws of its jurisdiction of incorporation and all Applicable Securities Laws;

(l)

the Corporation is not in default of its obligations under Applicable Securities Laws, and has filed or furnished all reports and other documents required to be filed with the applicable securities commissions in Canada and the United States (the “Public Record”) since December 31, 2005 pursuant to Applicable Securities Laws and no material change relating to the Corporation has occurred with respect to which the requisite material change report has not been filed under Applicable Securities Laws and no such disclosure has been made to any such securities commissions on a confidential basis;

(m)

all reports and documents comprising the Public Record complied, at their respective time of filing, in all material respects with the requirements of all Applicable Securities Laws and none of such materials filed by or on behalf of the Corporation with the applicable securities commissions or the stock exchanges  pursuant to Applicable Securities Laws contained at the time of filing any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any other misrepresentation as at the date of such filing which has not been corrected;

(n)

the audited consolidated annual financial statements of the Corporation as at and for the year ended December 31, 2005 contained in the Corporation's annual report for such year:

(i)

have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods; and

(ii)

represent fully and fairly the consolidated assets, liabilities and financial condition of the Corporation and the Subsidiaries as at the end of such fiscal year and the consolidated results of its operations and the changes in its financial position for the year then ended;

and there has not been any material adverse change in the financial position of the Corporation or any Subsidiary, or their respective businesses, assets, liabilities or undertaking (contingent or otherwise) since the end of such fiscal year other than as disclosed in the Public Record;

(o)

the unaudited consolidated interim financial statements of the Corporation as at and for the three months ended March 31, 2006:

(i)

have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods; and

(ii)

represent fully and fairly the consolidated assets, liabilities and financial condition of the Corporation and the Subsidiaries as at March 31, 2006 and the consolidated results of its operations and the changes in its financial position for the period then ended;

(p)

the auditors of the Corporation who audited the consolidated financial statements for the year ended December 31, 2005 and who provided their audit report thereon are independent public accountants as required under Applicable Securities Laws;

(q)

except as disclosed in the Disclosure Letter, the Corporation and its Subsidiaries have conducted their operations in compliance with all applicable laws, rules, regulations, tariffs, orders, directives, permits, licences, approvals, published policies, or published guidelines of any governmental body, including without limitation laws relating to (i) employment and employment practices, terms and conditions of employment, pay equity and wages, and (ii) anti-pollution and environmental protection legislation, regulations or by-laws or other similar legislation, laws, by-laws, rules and regulations of any governmental or regulatory bodies except for any non-compliance therewith that has not had and at the date hereof is not reasonably expected to have, with the passage of time, the giving of notice, or both, a Material Adverse Effect;

(r)

the Corporation and each Subsidiary holds all material licenses, certificates, registrations, permits, consents or qualifications required by the appropriate state, provincial, municipal or federal regulatory agencies or bodies necessary in order to enable its business to be carried on as now conducted and all such licenses, certificates, registrations, permits, consents and qualifications are valid and subsisting and in good standing and neither the Corporation nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such licenses, certificates, registrations, permits, consents, or qualifications which, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect;

(s)

except as disclosed in the Disclosure Letter or the Public Record: (i) no legal or governmental proceedings have been instituted and served on the Corporation or, to the knowledge of the Corporation, threatened to which either the Corporation or any Subsidiary is a party or to which the property of the Corporation or any Subsidiary is subject that would result individually or in the aggregate in a Material Adverse Effect; (ii) none of the Corporation or any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to result in a Material Adverse Effect; and (iii) there is no action, suit, proceeding or, to the knowledge of the Corporation, investigation by the Corporation currently pending in any court or before any arbitrator or that the Corporation or any of its Subsidiaries intends to initiate;

(t)

except as disclosed in the Public Record, each of the Corporation and each Subsidiary has filed all necessary tax returns and has paid all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due and there are no material tax deficiencies or material interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to the Corporation or the Subsidiaries which, in any of the above cases, would reasonably be expected to result in a Material Adverse Effect; and

(u)

since March 31, 2006, except as disclosed in the Disclosure Letter or the Public Record, the Corporation has not entered into any Material Contracts or incurred any Indebtedness.

3.2

Investor Representations and Warranties

The Investor hereby represents and warrants as of the date hereof, and covenants to and with the Corporation and acknowledges that the Corporation is relying upon such representations, warranties and covenants (which representations, warranties and covenants shall survive the date hereof) that:

(a)

the Investor is duly organized and validly existing under the laws its jurisdiction of incorporation;

(b)

the Investor has the corporate power, capacity and authority to enter into, and to perform its obligations under, this Agreement; this Agreement has been duly authorized, executed and delivered by the Investor and is a valid and binding obligation of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights and to the fact that specific performance is an equitable remedy available only in the discretion of the court; all agreements executed and delivered by the Investor pursuant to this Agreement have been duly authorized, executed and delivered by the Investor and are valid and binding obligations of it, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights and to the fact that specific performance is an equitable remedy available only in the discretion of the court;

(c)

the performance by the Investor of its other obligations contemplated hereby do not require the approval or consent of any government authority having jurisdiction, except such as has already been obtained, and will not result in a breach of, and does not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and does not and will not conflict with, (i) any of the terms, conditions or provisions of the constating documents or by-laws or resolutions of the shareholders and directors of the Investor or any material contract of the Investor; (ii) any statute, rule or regulation applicable to the Investor; and (iii) any judgment decree or order binding the Investor, any of its subsidiaries or the property or assets of the Investor or its subsidiaries;

(d)

there is no requirement for the Investor to make any filing with, give notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of any governmental or regulatory authority or third party as a condition to the execution, delivery and performance of this Agreement by the Investor;

(e)

the Investor is resident in the Province of Ontario;

(f)

the Investor is purchasing the Shares as principal for the Investor’s own account and not for the benefit of any other Person and without a view to distribution or resale;

(g)

the Investor has not received any offering memorandum (as such term is defined in Applicable Securities Laws) or any other document purporting to describe the business and affairs of the Corporation that has been prepared primarily for delivery to and review by prospective investors so as to assist those investors to make an investment decision in respect of the Shares being sold;

(h)

the Investor’s purchase of the Shares has not been made through or as a result of, and the issue and sale of the Shares is not being accompanied by, an advertisement or general solicitation in printed or public media, or general or regular print circulation, radio or television or telecommunications, including electronic display of any other form of advertisement;

(i)

the Investor is not a “U.S. person” (as that term is defined in Regulation S promulgated under the United States Securities Act of 1933, as amended, (the “1933 Act”) which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. person and any partnership or corporation organized or incorporated under the laws of the United States) and is not acquiring the Shares for the account of or benefit of a U.S. person or a person in the United States;

(j)

the Investor acknowledges that: (1) the Shares have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Statement (as defined in the Investor Rights Agreement) or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Corporation an opinion of counsel, reasonably satisfactory in form, scope and substance to the Corporation, to the effect that the Shares (or any Common Shares issuable upon any conversion of the Shares) to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Shares (or any Common Shares issuable upon any conversion of the Shares) made in reliance on Rule 144 promulgated under the 1933 Act (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Shares (or any Common Shares issuable upon any conversion of the Shares) under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the United States

Securities and Exchange Commission thereunder; and (3) neither the Corporation nor any other Person is under any obligation to register the Shares (or any Common Shares issuable upon any conversion of the Shares) (other than pursuant to the said Registration Statement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder;

(k)

the Investor acknowledges and agrees that, until such time as the relevant Shares (or any Common Shares issuable upon any conversion of the Shares) have been registered under the 1933 Act, as contemplated by the Registration Statement, and may be sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, or until such Shares (or any Common Shares issuable upon any conversion of the Shares) can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Shares (or any Common Shares issuable upon any conversion of the Shares) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED;

(l)

the Investor is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act, (ii) experienced in making investments of the kind described in this Agreement, (iii) able, by reason of the business and financial experience of its officers and professional advisors, to protect its own interests in connection with the transactions described in this Agreement and the Investor Rights Agreement, and to evaluate the merits and risks of an investment in the Shares and (iv) able to afford the entire loss of its investment in this Agreement;

(m)

the Investor is an “accredited investor” as that term is defined in National Instrument 45-106 of the Canadian Securities Administrators (“NI 45-106”) because it satisfies the requirements of paragraph (m) of the definition of “accredited investor” in NI 45-106 and the Investor has not been created or is not being used solely to purchase or hold the Shares (or any securities into which the Shares are convertible) as an accredited investor for the purposes of such paragraph (m);

(n)

the Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Applicable Securities Laws, including, without limitation, the 1933 Act and state securities laws and that the Corporation is relying upon the truth and accuracy of, and the

Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares;

(o)

the Investor and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Corporation and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Corporation and its management and have received complete and satisfactory answers to any such inquiries.  Without limiting the generality of the foregoing, the Investor has also had the opportunity to obtain and to review the Public Record;

(p)

the Investor understands that its investment in the Shares involves a high degree of risk;

(q)

the Investor understands that no securities commission, stock exchange, governmental agency (including, without limitation any United States federal or state agency), regulatory body or similar authority has made any finding or determination or expressed an opinion with respect to the merits of investing in the Shares;

(r)

no person has made to the Investor any written or oral representations (i) that any person will resell or repurchase any of the Shares (or any Common Shares issuable upon any conversion of the Shares), (ii) that any person will refund the purchase price of any of the Shares (or any Common Shares issuable upon any conversion of the Shares), or (iii) as to the future price or value of any of the Shares (or any Common Shares issuable upon any conversion of the Shares);

(s)

the Investor acknowledges that (i) it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions and the Investor is solely responsible for complying with such restrictions and the Corporation is not responsible for ensuring compliance by the Investor with the applicable resale restrictions and (ii) the certificate(s) representing Shares, in addition to bearing any legend prescribed by the Business Corporations Act (Ontario) or as contemplated in Section 3.2(k) hereof, will bear a legend in substantially the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE NOVEMBER 12, 2006;

(t)

other than as expressly contained in this Agreement, the Investor’s purchase of the Shares has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or any other Person and is based entirely upon currently available public information concerning the Corporation;

(u)

the Investor acknowledges that this Agreement requires the Investor to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing this transaction. The Investor’s personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities; and (b) any of the other parties involved in this transaction, including legal counsel. By executing this Agreement, the Investor is deemed to be consenting to the filing of copies or originals of any of the Investor’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. In addition, and without in any way limiting the foregoing, the Investor acknowledges that it:

(i)

has been notified by the Corporation:

(A)

of the delivery to the Ontario Securities Commission (the “OSC”) of the full name, residential address and telephone number of the Investor, the number and type of securities purchased, the total purchase price, the exemption relied upon, and the date of distribution;

(B)

that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation;

(C)

that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and

(D)

that the Investor may contact the Administrative Assistant to the Director of Corporate Finance (Telephone (416) 593-8086) at the Ontario Securities Commission, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario M5H 3S8 with any questions about the Ontario Securities Commission’s indirect collection of the information, and

(ii)

has authorized the indirect collection of the information by the OSC.

3.3

Corporation’s Positive Covenants

The Corporation covenants and agrees with the Investor that:

(a)

Use of Proceeds.  The Aggregate Share Price, after payment of applicable fees and expenses relating to this Agreement and the agreements and transactions contemplated herein, shall only be used for general corporate purposes and shall not be used for the payment of dividends, payments to non-arms’ length parties or, except in circumstances contemplated by the Escrow Agreement, the repurchase of any shares;

(b)

Accounting.  The Corporation shall account for the Settlement as income in its financial statements and income tax returns;

(c)

Maintain Listing.  For so long as the Investor owns, directly or indirectly, not less than 4,375,000 Shares (as adjusted for stock splits, consolidations and the like), the Corporation shall maintain the listing of its Common Shares, including any Common Shares issued or issuable upon conversion of the Shares, on the OTC Bulletin Board or upon a stock exchange or other market, provided that if the Board, acting reasonably and in good faith, determines to terminate such listing, then the Corporation and the Investor shall negotiate in good faith to arrive at a mutually acceptable arrangement to enable the Investor to sell, transfer or otherwise dispose of the Common Shares issuable on the conversion of the Shares; and

(d)

Issuance of Shares.  For so long as the Investor owns, directly or indirectly, not less than 4,375,000 Shares (as adjusted for stock splits, consolidations and the like), subject to all applicable laws and applicable rules of the stock exchange or market (including the OTC Bulletin Board) on which the Common Shares are listed or quoted at the applicable time, the Investor shall have the rights set forth in Exhibit “A”.

3.4

Corporation’s Negative Covenants

The Corporation covenants and agrees with the Investor that, for so long as the Investor owns, directly or indirectly, not less than 4,375,000 Shares (as adjusted for stock splits, consolidations and the like), without the prior written consent of the Investor, which consent shall not be unreasonably (1) withheld, (2) conditioned or (3) delayed, the Corporation shall not:

(a)

Insider Transactions.  Issue any shares or other securities convertible into shares in the capital of the Corporation to Insiders, excluding, if applicable, the Investor (other than (i) the grant of any incentive stock options or the issuance of any other convertible security having an exercise or conversion price of not less than the fair market value (as determined by the rules of the applicable exchange or market on which the underlying securities are then listed, and if not so listed, as determined by the Board acting reasonably and in good faith) of the security underlying such option or convertible security on the date of grant or issue, or issue any security on the exercise of any such option or conversion of any such convertible security, (ii) the issue of any securities on exercise, conversion or exchange of any convertible securities, including any options, outstanding on the date hereof, (iii) the issue of any securities at a price not less than the fair market value (as determined by the rules of the applicable exchange or market on which such securities are then listed, and if not so listed, as determined by the Board acting reasonably and in good faith) of such securities on the date of such issuance or (iv) the issue of any securities in connection with any financing, which financing includes arm’s length third parties who are participating on equal terms to any such Insiders and, in any event, at a price not less than the fair market value (as determined by the rules of the applicable exchange or market on which such securities are then listed, and if not so listed, as determined by the Board acting reasonably and in good faith) of such securities on such date subject only to a discount not exceeding 20% on such fair market value), or purchase, redeem or retire any shares of the Corporation held by Insiders unless (A) such purchase, redemption or retirement is offered to all holders of the same class or series of shares or (B) the Corporation is obligated to so purchase, redeem or retire by the terms of any securities issued in the circumstances contemplated by clause (iv) above, and excluding the conversion and/or redemption of any Shares;

(b)

Alteration of Options etc. Except as disclosed in the Disclosure Letter, alter, amend or waive any terms of any agreements, options, warrants, rights of conversion or other rights outstanding on the date hereof pursuant to which either the Corporation or any Subsidiary is, or may become, obligated to issue any shares or any securities convertible or exchangeable, directly or indirectly, into any shares of the Corporation or any Subsidiary, respectively, in a manner that adversely affects the rights of the Investor as a holder of Shares; or

(c)

No Impairment.  By amendment of its articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under Article 6 of the Series 1 Special Share Provisions in effect on the date hereof, except as contemplated and permitted by clause (c) of Section 3.5 below.

3.5

Investor’s Covenants

The Investor covenants and agrees with the Corporation that, for so long as the Investor owns, directly or indirectly, any Shares, the Investor shall, on any resolution with respect to which the holders of the Shares are entitled to a class vote, vote all of the Shares outstanding at the applicable time in favour of such resolution if (a) such resolution is in connection with the approval of any matter that would, if approved by the requisite majority of each other class of shares of the Corporation entitled to vote thereon and consummated, constitute a Change of Control (as defined in the Series 1 Share Provisions), (b) management of the Corporation, at the direction of the Board, has solicited proxies in favour of, or the Board otherwise approves of, such resolution and (c) the Series 1 Share Provisions in effect at the time are not adversely affected or changed by such resolution or Change in Control or, alternatively, reasonably satisfactory arrangements are made to respect the Series 1 Share Provisions in effect on the date hereof in connection with such Change of Control.

3.6

Survival

Subject to the limitations contained in this Agreement, all representations and warranties contained in this Agreement on the part of each of the parties survive the Closing, the payment of the purchase price for the Shares and the issuance of the Shares.

ARTICLE 4
GENERAL PROVISIONS

4.1

Notices

Any notice, communication, payment or demand required or permitted to be given under this Agreement shall be deemed to have been sufficiently given to the recipient if delivered personally, or (other than in the case of payment) if sent by facsimile or sent by ordinary first class mail within Canada, postage prepaid, addressed as follows:

(a)

to the Corporation at:

6711 Mississauga Road, Suite 404

Mississauga, ON  L5N 2W3

Attention:

Chief Financial Officer and Corporate Secretary

Facsimile:

(905) 858-1399

With a copy to:

Fasken Martineau Du Moulin LLP

66 Wellington Street West, Suite 4200
Toronto, ON   M5K 1N6

Attention:

Richard J. Steinberg

Facsimile:

(416) 364-7813

(b)

to the Investor at:

2 Beaverbrook Road

Kanata, ON   K2K 1L1

Attention:

Chief Financial Officer and Corporate Secretary

Facsimile:

(613) 592-7771

With a copy to:

LaBarge Weinstein Professional Corporation

515 Legget Drive, Suite 800

Ottawa, ON   K2K 3G4

Attention:

Deborah L. Weinstein

Facsimile:

(613) 599-0018

Any such mailing shall be deemed to be received on the date of delivery if delivered personally, on the next Business Day following the transmission by facsimile confirmed by the sender thereof or on the third Business Day following the date of mailing or, in the event of any disruption, strike or interruption in the Canadian postal service after mailing and prior to receipt, on the third Business Day following full resumption of such Canadian postal service.  Either party hereto may change its facsimile number or address for the purpose of this Section 4.1 by giving written notice of such change to the other.

4.2

Amendment

Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.  No delay or omission by the Investor in exercising any rights or remedies hereunder shall operate as a waiver thereof or of any other rights or remedies of the Investor. No single or partial exercise of any rights or remedies by the Investor shall preclude any other or further exercise thereof or the exercise of any other rights or remedies. A written waiver of any right or remedy shall be effective only for the specific purpose and time, if any, stipulated therein and shall not operate as a waiver of any other rights or remedies of the Investor.

4.3

Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.  To evidence the fact that it has executed this Agreement, a party may send a copy of its executed counterpart to all other parties by facsimile transmission.  That party shall be deemed to have executed this Agreement on the date it sent such facsimile transmission.  In such event, such party shall forthwith deliver to the other party the counterpart of this Agreement executed by such party.

4.4

Benefit of the Agreement

This Agreement shall be binding on the Corporation and its successors and will be binding on and will enure to the benefit of the Investor and its successors and its permitted assigns.

4.5

Assignment

(a)

The Investor may not assign any of its rights and obligations under this Agreement, except (i) to an Affiliate Controlled by the Investor provided that in the event that the Investor ceases to Control such Affiliate, such rights and obligations shall be and shall be deemed to be assigned to the Investor or (ii) with the prior written consent of the Corporation, and any purported assignment which does not strictly comply with the provisions of the preceding clause (i) or (ii) shall be void and of no force or effect.

(b)

The Corporation may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the Investor, and any such purported assignment without the written consent of the Investor is void and of no force or effect.

4.6

Further Assurances

Each of the Corporation and the Investor shall promptly cure any default by it in the execution and delivery of this Agreement or of any of the other agreements provided for hereunder to which it is a party. Each party hereto shall promptly execute and deliver or cause to be executed and delivered to the other party hereto, upon request by such other party, all such other and further documents, agreements, opinions, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of such party hereunder or more fully to state the obligations of such party set out herein or to make any recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.

4.7

No Transfer

The Investor shall not sell, assign, transfer, pledge or otherwise dispose of any Shares (save and except (i) to any Affiliate Controlled by the Investor provided that in the event that the Investor ceases to Control such Affiliate, such Shares shall be and shall be deemed to be assigned to the Investor, (ii) a pledge to a bona fide lender of the Investor pursuant to a general security agreement in favour of such lender pursuant to which all of the assets of the Investor are secured as collateral to secure outstanding indebtedness to such lender or (iii) with the prior written consent of the Corporation, and any such purported sale, assignment, transfer, pledge or other disposal of the Shares by the Investor shall be void.

4.8

Entire Agreement

This Agreement constitutes the whole and entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersede any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof.

4.9

Severability

If any covenant or obligation of any party contained herein, or if any provision of this Agreement or its application to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such covenant or obligation to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each provision and each covenant and obligation contained in this Agreement shall be separately valid and enforceable, to the fullest extent permitted by law or at equity.

4.10

Time of the Essence

Time is expressly declared to be of the essence of this Agreement in respect of all payments to be made hereunder, the exercise of any redemption and conversion rights hereunder, and all covenants and agreements to be performed and fulfilled.

4.11

Limitation of Liability

No party hereto shall be liable to the other party under this Agreement for any indirect or consequential damages. The liability of any party hereto to the other party in connection with any claim made pursuant to this Agreement shall not exceed the Aggregate Share Price.

 [Signature Page Follows]

IN WITNESS WHEREOF the Corporation and the Investor have executed this Agreement as of the 11th day of July, 2006.

MED-EMERG INTERNATIONAL INC.

By:

           “Ramesh Zacharius”

           ___________________________________

Name:

Ramesh Zacharius

Title:

Chief Executive Officer

By:

            “Sidney Braun”

            __________________________________

Name:

Sidney Braun

Title:

President and Chief Operating Officer

CALIAN TECHNOLOGIES LTD.

By:

            “Ray Basler”

           ___________________________________

Name:

Ray Basler

Title:

Chief Executive Officer

EXHIBIT “A”

(a)

If at any time, the Corporation contemplates offering Common Shares or securities convertible into Common Shares (“Additional Securities”) for the express purpose of raising cash to finance its business activities (a “Financing”), the Corporation shall (i) only if at such time the Investor does not have any nominee on the Board as either a director or an observer, forthwith provide written notice of such intention to the Investor and (ii) in any event, upon the Board resolving to proceed with such Financing, forthwith provide written notice to the Investor (the “Offer Notice”) which Offer Notice shall set forth the number of Additional Securities to be so issued, the price at which such Additional Securities are proposed to be offered and all other relevant terms of the proposed Financing.

(b)

Upon receipt of an Offer Notice (in accordance with Section 4.1 of the Agreement), the Investor shall have two (2) Business Days in which to notify the Corporation in writing that it irrevocably offers to purchase up to the Investor’s Pro Rata Share (as defined below) of the Additional Securities. The Investor’s “Pro Rata Share” shall be equal to the total number of Additional Securities offered in any Financing, multiplied by the quotient of X/Y, where X is equal to the aggregate of (i) the Common Shares held by the Investor which were issued to the Investor on conversion of Series 1 Special Shares and (ii) the number of Common Shares into which the Series 1 Special Shares then held by the Investor are convertible in accordance with the Series 1 Special Share Provisions and Y is equal to aggregate number of all outstanding Common Shares, all as at the date that the Offer Notice is given.

(c)

If the Investor does not within such two (2) Business Day period (or such other period agreed to by the Investor and the Corporation) from the date the Offer Notice, provide written notice to the Corporation of the Investor’s offer to purchase some or all of its Pro Rata Share of the Additional Securities and indicate in such notice the maximum number of Additional Securities that the Investor offers to purchase, the Investor shall be deemed to have declined to purchase any Additional Securities.

(d)

The transaction of purchase and sale by the Corporation to the Investor will be completed on or prior to the date that the other Additional Securities issued upon the Financing are first issued and sold.  Any Additional Securities may be issued within 120 days of the date the Offer Notice was delivered to the Investor, at not less than the price and on terms no less favourable than the terms offered to the Investor.

(e)

For the avoidance of doubt, none of the following shall constitute a Financing:

(i)

the issue of incentive stock options,

(ii)

the issue of any securities on exercise, conversion or exchange of any convertible securities, including any options and any Additional Securities,

(iii)

the issue of any securities in connection with an acquisition by the Corporation;

(iv)

any rights offering; or

(v)

any stock dividend, stock split, consolidation, amalgamation, share reclassification, reorganization or merger involving the Corporation or other similar event that affects all holders of Common Shares in the same manner on a per share basis.